Exhibit 10(i) D(3)

TABLE OF CONTENTS

1.	DEFINITIONS:
Lease Year:
Common Area (if any):
Open Parking Area (if any):
Controlled Parking Area (if any):
Floor Area:
MRWPCA:
Center:
2.	PREMISES:
3.	TERM OF LEASE:
4.	RENTAL:
5.	CHRONIC DELINQUENCY:
6.	ADJUSTMENT OF FIXED RENT:
7.	SECURITY DEPOSIT:
8.	GOVERNMENTAL INTERVENTION:
9.	DESIGNATION, MAINTENANCE, REPAIR AND COST REIMBURSEMENT OF COMMON AREAS AND MANAGEMENT
10.	PARKING IN OPEN PARKING AREA:
11.	PURPOSE:
12.	COMPLIANCE WITH LAW:
13.	USE AND CLEANLINESS:
14.	ASSIGNMENTS AND SUBLETTING:
15.	ACCEPTANCE OF PREMISES:
16.	LIENS:
17.	ACCESSION:
18.	WASTE:
19.	HOLD-OVER TENANCY:
20.	REAL PROPERTY, GLASS AND OTHER INSURANCE:
21.	LIABILITY AND WORKERS’ COMPENSATION INSURANCE:
22.	PERSONAL PROPERTY TAXES AND REIMBURSEMENT FOR REAL PROPERTY TAXES:
23.	DAMAGE OR DESTRUCTION OF DEMISED PREMISES:
24.	PROHIBITED ACTS:
25.	INSPECTION:
26.	BANKRUPTCY OR INSOLVENCY:
27.	DEFAULT AND REENTRY:
28.	LESSOR-LESSEE LIABILITY:
20.	INTEREST OR DELINQUENCIES:
30.	ATTORNEY’S FEES:
31	NON-WAIVER OF BREACH:
32.	CONDEMNATION:
33.	UTILITIES:
34.	HEIRS AND ASSIGNS:
35.	NOTICES:
36.	CONSTRUCTION:
37.	LAYOUT OF THE DEMISED PREMISES AND SURROUNDING AREA OWNED BY LESSOR:
38.	NUMBER AND GENDER:
39.	MARGINAL TITLES:
40.	MODIFICATION:
41.	TIME OF ESSENCE:
42.	PAYMENTS NOT IN SUBSTITUTION:
43.	CONVEYANCE BY LESSOR:
44.	SIGNS AND ADVERTISING:
45.	STATEMENT OF LESSEE:
46.	JANITORIAL SERVICE:
47.	SUBORDINATION:
48.	COMPETITION:

49.	GOVERNMENT FEES:
50.	LESSEE’S IMPROVEMENTS:
51.	GARBAGE, REFUSE, TRASH, COLLECTION & REIMBURSEMENT:
52.	SPRINKLER SYSTEM:
53.	MERCHANT’S ASSOCIATION:
54.	RIGHT OF FIRST REFUSAL:
55.	TRANSFER FEE:
56.	NO PARTNERSHIP:
57.	HAZARDOUS MATERIALS:
58.	WATER USE/SHORTAGE DISCLOSURE/FINES, ASSESSMENTS AND FINES:
59.	QUITCLAIM DEED:
60.	RECORDING:
61.	SURRENDER OF PREMISES:
62.	LIMIT OF LESSOR’S PERSONAL LIABILITY:
63.	ALTERATION & IMPROVEMENTS:
64.	AMERICANS WITH DISABILITIES ACT (ADA):
65.	NOTICE OF SURRENDER:
66.	REAL ESTATE BROKERAGE FEE:
67.	LESSOR LOAN OR SALE
68.	ATTORNMENT:
69.	MUTUAL WAIVER OF RIGHT OF SUBROGATION:
70.	MISCELLANEOUS PROVISIONS:

LEASE

This Lease, made and entered into on the date appearing in the signature block hereof, by and between John A. Crivello Family Partnership, L.P. ,hereinafter referred to as Lessor),  and  Monterey County Bank, jointly and severally, (hereinafter referred to as Lessee), without regard to number or gender.

WITNESSETH:

1.  DEFINITIONS:

Lease Year: For the purpose of this Lease, a “lease year” is a period during the lease term commencing on the first day of the lease term (except that if the lease term commences on a day other than the first day of a calendar month, then the “lease year’ shall commence on the first day of the next succeeding calendar month) and ending at midnight twelve (12) full calendar months thereafter; provided, however, that the last lease year shall end at the end of the lease term, except that if such period includes less than the whole of a calendar month, that portion of the calendar month, included within the period is a “month.”

Common Area (if any): As used in this Lease, the term “common area” shall include all areas and facilities in, upon or about the Center and the adjoining parking areas (if any, excluding any Controlled Parking Areas) owned by Lessor for the non-exclusive use of Lessee in common with other authorized users. It is understood and agreed that the common area is not a portion of the premises demised to Lessee hereunder.

Open Parking Area (if any): The term “open parking area” shall include vehicle parking spaces, driveways, access ways, ingress and egress, streets and any other areas owned by Lessor and adjacent to the demised premises and improved in order that automobiles and other vehicles can be driven and parked thereon, but excluding “Controlled Parking Areas”. Parking areas may be designed for co-exclusive use of the Lessee and Lessor or for common use of Lessee and others as provided for herein.

Controlled Parking Area (if any): The term “Controlled Parking Area” shall mean an area for parking automobiles that is separate from the open parking area defined above by and including, but not limited to, gates, signs, barriers, exhibits to lease, markings upon the land or pavement, or as otherwise indicated by Lessor or his agent from time to time, and is not part of the common area or the open parking areas.

It is agreed that Lessee shall have the exclusive use of six (6) parking spaces as has been agreed o by Lessor and Lessee. Lessee shall be solely responsible for marking the designated parking spaces and for enforcement of the exclusive right to such spaces. Such exclusive parking spaces are marked by “x’s” on the parking plan attached as Exhibit” D”.

Floor Area: The term “floor area” means that actual number of square feet of floor space within the exterior faces of the exterior walls (except party and interior walls, in which case the center thereof instead of exterior faces shall be used) of the buildings, including vacant space therein. However, the term “floor area” shall not include any basement space or subterranean areas, parking facility, or employer’s parking area. The term “floor area” refers to gross leasable floor area, and no deductions shall be made from the “floor area” by reason of columns, stairs, hallways, escalators, elevators, conveyers, or other interior construction or equipment. The total “floor area” of the demised premises and the total “floor area” of the buildings, including the “floor area” of the demised premises is hereby defined, fixed, determined and agreed by Lessee and Lessor as set forth above and on Exhibit ”A,” attached hereto, and shall be conclusive upon the parties hereto,

MRWPCA:  The term “MRWPCA” shall mean Monterey Regional Water Pollution Control Agency.

Center: The term “Center” is defined as: shopping center, professional office building, mixed-use properties, single and multi-tenant properties, industrial, retail, warehouse, and other general commercial properties, all of which may be improved or unimproved, owned by Lessor.

Lessor: The term “Lessor’ shall mean and include Owner, Landlord and Lessor.

Lessee: The term “Lessee” shall mean and include Tenant and Lessee.

2.  PREMISES: In consideration of the terms, covenants, conditions and obligations herein contained, to be kept, performed and complied with by Lessee, and upon the condition that Lessee keeps, performs and complies with said terms, covenants, conditions and obligations, Lessor does hereby demise certain premises described in Exhibit ”B”, attached hereto, (hereinafter demised premises), located at, as specified in Exhibit ”A,” “Demised Premises.”

Square footage is an approximate figure and may not be the sole basis for the monthly value.  Lessee should measure the premises to verify square footage prior to signing the Lease, and must communicate any discrepancy to the Lessor or Lessor’s Agent prior to signing the Lease. If Lessee elects not to measure the premises and or not to communicate any discrepancy to Lessor or Lessor’s Agent and signs the Lease, Lessee will have no recourse if during the term of this Lease, or later, a discovery of inaccurate square footage is made to the Lessor or Lessor’s Agent. The Lessee hereby acknowledges that they physically visited and viewed the premises and acknowledges that regardless of square footage, they are accepting and renting the premises as viewed. Upon mutual execution of this Lease Agreement by Lessor and Lessee, Lessee will not thereafter challenge the square footage and or the determination of the square footage as contained in this Lease Agreement.

3.  TERM OF LEASE: The term of this Lease shall be for the approximate number of years appearing as the Term on Exhibit ”A,” attached hereto, and shall commence on the Date of Commencement of Lease as it appears in said Exhibit ”A.” If Lessor, for any reason whatsoever, cannot deliver possession of said premises to Lessee at the commencement of the term hereof, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting there from, but in that event there shall be a proportionate reduction of rent covering the period between the commencement of the said term and the time when Lessor can deliver possession.

4.  RENTAL: Lessee hereby covenants to pay to Lessor, at the time and place and computed in the manner hereinafter set forlh, as rental for the demised premises for each month, as hereinafter defined during the term of this Lease, no less than the Initial Fixed Rent appearing in Exhibit ”A” as adjusted from time to time in accordance with the provisions of Paragraph 5, below.   Initial Fixed Rent as so adjusted shall be called the Then Fixed Rent and shall be paid monthly in advance on the first day of each month during the lease term. Rental payments received after the fifth day of the month shall be subject to a late fee equal to 5% of the amount then due and shall be paid along with the rent. Lessee further agrees to pay $25.00 for each dishonored bank check. Rental payments shall not be reduced by any claims, demands, or offsets against Lessor of any kind whatsoever. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of the Bankruptcy Code, 11 U.S,C. Section 502(b)(6). No payment by Lessee or receipt by Lessor of a lesser amount than the rental shall be deemed to be other than on account of the rental, nor shall any endorsement or statement on any check or any letter accompanying any check payment as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of the rental or pursue any other remedy provided for in this lease.

5.  CHRONIC DELINQUENCY: Chronic delinquency by Lessee in the payment of rent or any other monthly amounts required to be paid by Lessee under this Lease shall constitute a material breach of this Lease. “Chronic delinquency” shall mean the occurrence of any of the following for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period: (a) failure by Lessee to pay or submit within five (5) days of the due date its Base Monthly Rent and/or other monthly charges, or (b) payment of any reconciliation of operating expenses or payment to vendors when due. This Paragraph shall not limit in anyway, nor be construed as a waiver of the rights and remedies of Lessor provided hereunder or by law in the event of even one instance of delinquency. In the event of chronic delinquency, at Lessor’s option, Lessor shall have the right, in addition to all other rights under this Lease and at law, to require that all rent be paid by Lessee quarterly, in advance.

ADJUSTMENTS OF FIXED RENT: Notwithstanding the provisions of paragraph 4, the initial fixed rent shall be adjusted on the first day of the second lease year and thereafter at twelve-month intervals for so long as this Lease or any extension there of shall be in effect, unless otherwise agreed in writing by Lessor and Lessee, as follows: on the first day of the second lease year and on the first day of each lease year thereafter (the adjustment dates), the Then Fixed Rent shall become the product of multiplying the Then Fixed Rent by the annual percentage increase as reflected in the Consumer Price Index for All Urban Consumers in the San Francisco-Oakland-San Jose area as published by the Bureau of Labor Statistics, United States Department of Labor or any successor index, for the calendar month preceding the adjustment dates or one hundred four percent (104%) of the Then Fixed Rent, whichever is greater, but in no event shall the increase in the Fixed Rent be greater than one hundred seven percent (107%) of the Then Fixed Rent.   Excepting, however, that the (104%) increase shall not be applicable to adjustments during a period of less than twelve (12) months (a lease year). Lessor delay in notifying Lessee of the adjustment shall not be a waiver of Lessor’s rights to enforce the adjustment hereunder. If the Index is changed so that the base year differs from that in effect when the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term such other governmental index or computation with which it is replaced shall be used in order to obtain substantially the same as would be obtained if the Index had not been discontinued or revised.

7.  SECURITY DEPOSIT: On or before the date of execution of this Lease, Lessee has delivered to Lessor, receipt of which is hereby acknowledged by Lessor, the Initial Payment as such payment appears in Exhibit ”A,” attached hereto. That portion of the Initial Payment that equals the Initial Fixed Rent plus all monthly charges (including, but not limited to common area charges, MRWPCA charge, property taxes, assessments, and insurance) shall represent advance payment of the monthly rent and charges for the first month of the term of this Lease and the balance thereof shall represent a security deposit for the full and faithful performance by Lessee of all of the terms, covenants, conditions and obligations of this Lease to be performed and kept by Lessee. If Lessee shall have fully and faithfully complied with all of the terms, covenants, conditions and obligations of this Lease, the security deposit shall be returned to Lessee within twenty-one (21) days after Lessee has vacated the demised premises. If Lessee defaults in respect to any of the terms, covenants, conditions and obligations of this Lease including, but not limited to, nonpayment of rent, Lessor may use, apply or retain the whole or any part of the security deposit for the payment of any rent in default or for reimbursement of Lessor for any sums which Lessor may spend or be required to spend by reason of Lessee’s default. The application by Lessor of all or any part of said security deposit shall not preclude Lessor from thereafter exercising each and all of Lessor’s other rights and remedies upon such default of Lessee. Should Lessor resort to the security deposit was had and necessary to restore the security deposit to the original sum required hereunder within ten (10) days after written demand for some by Lessor. Lessee will be entitled to no interest on any portion of the security deposit. Lessor’s obligations with respect to the deposit are those of a debtor and not of a trustee, and Lessor can commingle the security deposit with Lessor’s general funds. Lessor shall not be required to pay Lessee interest on the deposit. Lessor shall be entitled to immediately endorse and cash Lessee’s payment.

8.  GOVERNMENTAL INTERVENTION: In the event that Lessee’s occupancy of the demised premises shall be prohibited, restricted, modified or interfered with in any respect by or as a result of any action of any governmental authority or agency then, and in that event, Lessee shall comply with any and all lawful orders made by any such governmental agency having jurisdiction in the premises, and in the event that Lessee’s occupancy shall be prohibited by reason of the intervention of such governmental agency and in that event, Lessee’s sole remedy hereunder shall be an option to cancel this Lease and from, and after the giving of sixty (60) days advance written notice of the exercise of such option to cancel this Lease, neither party hereto shall thereafter have any further obligations whatsoever by reason of this Lease. Lessee shall obtain any and all governmental approvals, authorizations, and permits necessary or desirable to enable Lessee to operate Lessee’s business in the premises and shall comply with any and all conditions and requirements imposed thereon, all at Lessee’s sole cost and expense. Lessor shall have no obligation whatsoever for obtaining any such approvals, authorizations or permits nor shall Lessor have any obligations or responsibility whatsoever by reason of any governmental intervention, prohibition, condition or qualification with respect to Lessee’s occupancy of the demised premises or Lessee’s business conducted therein regardless of whether any such governmental action be based upon action or inaction of Lessor or action or inaction of Lessee. Lessor makes no warranties or representations whatsoever with respect to the status or need for any governmental approvals, authorizations or permits by either Lessor or Lessee, and Lessee assumes full and complete responsibility for determining what permits, approvals and authorizations, if any, are required, necessary or desirable.

9.  DESIGNATION, MAINTENANCE, REPAIR AND COST REIMBURSEMENT OF THE CENTER AND COMMON AREAS AND MANAGEMENT OF THE CENTER, (IF ANY): Within and about the Center, Lessor will from time to time provide and designate for the general use and convenience (among others) of Lessee and other Lessees of all or any part of the Center, and their respective employees, patients, clients, customers, and invitees, certain common areas. These shall include, but are not limited to, driveways, entrances, exits, exterior lighting fixtures, water fountains, exterior stairways, restrooms not located within Lessee’s space, arcades, interior halls, patios, electrical, plumbing, other building systems, and similar improvements, loading and delivery areas, refuse disposal areas, elevators, if any, and other areas and facilities that may be provided and designated by Lessor from time to time for the general use and convenience of Lessee and other Lessees of the Center. Lessor may (if parking is being provided), from time to time, provide certain hard-surfaced, marked and lighted parking areas within or in the immediate vicinity of the Center. Lessor reserves the right from time to time to make changes in the shape, size, location, number and extent of improvements, buildings, accommodation areas, loading and delivery areas, driveways, entrances, exits, traffic flow and any other improvements from time to time constituting common area to eliminate or add any improvements or buildings to any portion of the Center and surrounding land owned by Lessor. During the term of this Lease, Lessor shall operate, manage and maintain, all of the above and other. The manner in which such areas and facilities shall be maintained and protected by guards or otherwise and the expenditures for maintenance and security by guards or otherwise, shall be at the sole discretion of Lessor, and the use of such areas and facilities shall be subject to reasonable regulations and changes as Lessor shall make from time to time, including, without limitation, the right to close, if necessary, all or any portion of such areas, roads, or facilities, to such extent as may be legally sufficient in the opinion of the Lessor’s counsel, to prevent a dedication thereof or the accrual of rights of any person or of the public therein, or to dose temporarily for safety, maintenance, construction or other purpose, all or any portion of such areas of facilities.

9.1  Lessee agrees to reimburse Lessor for increased cost in excess of the initial lease year, Lessee’s share (as defined below and specified in Exhibit ”A”) of all of the costs incurred by Lessor in keeping the common area clean and clear, and in maintaining and operating the same in good condition and repair. The initial year shall be defined in Exhibit ”A”, Common Areas and Management Base Year. The initial cost shall be the amount shown in Exhibit ”A”, Common Areas and Management Base Cost. Such costs include, but are not limited to, real property taxes and assessments and other taxes, against the common areas, all sums expended by Lessor for the maintenance and/or operation of the common areas, professional management of the Center, or a reasonable allowance to Lessor for Lessor’s management and supervision of the Center. Costs for maintenance and operation of the common areas shall include without limitation: cost of repainting, including exterior of building, signage and stripping, cleaning, sweeping and other janitorial services, and maintenance of refuse receptacles, planting and relandscaping, directional or other signs and other markers, lighting and other utilities, premiums on public liability and property damage insurance, all maintenance and construction work as required to preserve and maintain such common areas in the condition originally installed and all other costs necessary in Lessor’s judgment for the maintenance and operation of the common areas. Lessee’s share of all of the above-described and other common area costs shall bear approximately the same proportionate relationship to such total costs as does the area demised to Lessee bear to the total leasable space of the Center and shall be expressed as a percent of the total common area costs. Lessor shall fumish to Lessee, request, a statement showing the total common area costs, Lessee’s share of common area costs for the period, and the payments required by Lessee. Lessor shall keep as separate account covering the common area costs and said account of Lessor shall be retained and preserved for twelve months after the expiration of the accounting period to which it applies and shall be made available to Lessee for reasonable inspection during said period.

Notwithstanding anything in the above to the contrary Lessor agrees that in no event shall it charge more than 5% of gross income of the center for professiional managemen.

If Lessee defaults in making any payments required by this subparagraph 3) Lessor may, in addition to all other remedies under this Lease or provided by law, deny Lessee and its employees, patients, clients, subtenants, licensees, agents, service suppliers, customers and patrons, the right to use any part of the common area, and may withhold all privileges herein granted so long as Lessee remains in such default.

9.2 In addition to the other rights herein reserved, Lessor shall have the right, in its sole discretion:

a.To establish and at any time change, alter, amend and to enforce against Lessee and other users of the common area such reasonable rules and regulations, of which Lessor shall give Lessee written notice, as may be deemed necessary and advisable for the proper and efficient operation and maintenance of the common area and the Center. Lessee agrees to conform and abide by all such rules and regulations in its use of the common area.

10.  PARKING IN OPEN PARKING AREA (if any): Lessee and Lessor agree that the Open Parking Area, if any, shall be used solely for the purpose of the daily parking of passenger automobiles owned, leased, controlled or authorized by Lessee, Lessor or other tenants. Lessee agrees to use such parking area solely for said purpose and in accordance with the provisions of this agreement and releases Lessor of any and all obligation or responsibility to prevent the use of said area by persons and vehicles not conforming to such purpose, not licensed by Lessor or not authorized by Lessee or other tenants. Lessee further releases and indemnifies Lessor against any claims for loss or damage to vehicles, their occupants or contents that are parked in the Open Parking Area by Lessee or in connection with the business or practice of Lessee. If there is no parking, Lessee acknowledges that Lessor has made no provision for parking on the Premises and Lessee shall be responsible for all parking associated with the use of the Premises for their employees and patrons.

11.  BUSINESS PURPOSE: Lessee covenants that during Lessee’s occupancy of the demised premises, Lessee will use the demised premises solely for the purpose of operating the practice or business appearing as Business Purpose, and for the number of days per week and for the hours of operation as set forth in Exhibit ”A”, attached hereto. Lessee further covenants that Lessee will not at any time during Lessee’s occupancy, use the premises for any other purpose or purposes without the written consent of Lessor first had and obtained.

12.  COMPLIANCE WITH LAW: Lessee covenants that during Lessee’s occupancy of the demised premises, Lessee shall at Lessee’s own cost and expense, promptly and properly observe, comply with and execute, all present and future orders, regulations, directions, rules, laws, ordinances and requirements of governmental authorities, including, but not limited to, state, municipal, county and federal governments and their departments, bureaus, boards and officials and the Board of Fire Underwriters and any other board of organization exercising similar functions arising from the use or occupancy of, or applicable in any manner to the demised premises or privileges appurtenant to or connected with the enjoyment of the demised premises, including Lessee’s share of a sprinkler system, if any required or recommended. Lessee’s share shall be the same percentage as set forth for the common area for the cost of said sprinkler system, prorated over remaining term of the Lease, plus option.

13.  USE AND CLEANLINESS: Not withstanding article #11 “BUSINESS PURPOSE”, Lessee covenants that during Lessee’s occupancy of the demised premises, Lessee will not permit said premises to be used for any improper, illegal or immoral purposes or permit Lessee’s business to be carried on in such a manner as to be noisy or offensive to others in the vicinity of the demised premises. Lessee further covenant to keep all windows therein clean at all times and free from dust, dirt or other unsightly substances. Lessee shall not use the Premises in any manner that will constitute a nuisance or unreasonable annoyance to other tenants in the building in which the Premises are located, including, without limitation, the use of loudspeakers, or sound or light apparatus that can be heard or seen outside the Premises, or the living or sleeping in, washing cloths, cooking, or the preparation, manufacture or mixing of anything that might emit any odor or objectionable noises, lights or vibrations.  No machinery, apparatus or other appliance shall be used or operated in or on the Premises that will in any manner injure, overload, vibrate or shake building in which the Premises are located. Lessor may from time to time promulgate rules and regulations for the use of the real properly and Tenant agrees to abide by such rules and regulations. Lessee shall not do anything on the premises, which will overload any existing parking, utility service, and refuse or other areas to the Premises. Pets and/or animals of any type shall not be kept on the Premises. Tenant will not perform any act or carry on any practice that may injure the Premises or the Center, or that may be a nuisance or menace to any other tenant in the Center. No auctions are permitted.

Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty with respect to the Premises, concerning the zoning or uses permissible or with respect to the suitability of the Premises for the conduct of Lessee’s business, nor has Lessor agreed to undertake any modification, alternation or improvement to the Premises, except as provided in writing in the Lease. If sound insulation is required to muffle noise produced by Lessee on the Premises, Lessee at its own cost shall provide all necessary insulation.

14.  ASSIGNMENT AND SUBLETTING: Lessee shall not sell, transfer, assign, mortgage or hypothecate this Lease or any interest in this Lease nor permit the use of the demised premises by any person or persons other than Lessee, nor sublet the premises or any part thereof without the written consent of Lessor first had and obtained, which said written consent shall not be withheld unreasonably. However, Lessor shall have the option  to  terminate  the Lease rather  than approving an assignment or sublease of all of the Premises to a third party. Consent to any of the aforementioned acts shall not operate as a waiver of the necessity of first obtaining the written consent of Lessor to any such subsequent act and the terms of any such consent shall be binding upon any person holding by, under or through any such written consent. Lessee agrees that the consent of Lessor shall not be deemed or considered withheld by reason of the fact that in the event of the sale of the business operated by Lessee on the demised premises, Lessor requires as a condition of the assignment of the Lease that the terms and conditions of this Lease be modified, including but not limited to those terms and conditions concerning the security deposit, but Lessor shall not have the right to require  the rental under this Lease be changed as a condition  to approval of any such Assignment or Subletting.. In any event, if Lessor shall consent to any sublease, sale, transfer, assignment, mortgage or hypothecation of this Lease or any interest in this Lease, or if  the Lessee shall without such consent have subleased, sold, transferred, assigned, mortgaged or hypothecated this Lease or any or all of Lessee’s interest therein then, and in that event, without otherwise limiting any other remedies Lessor may have by law or under the provisions of this Lease, Lessor shall be entitled  to receive and Lessee shall assign to and promptly pay to Lessor, any and all consideration (including, but not limited  to, all rent received by Lessee from any sublessee that exceeds the amount of  then Fixed Rent owed or paid by Lessee to Lessor and all transfer fees and the like) to be received by Lessee for or in connection with any such sublease, sale, transfer, assignment, mortgage or hypothecation of this Lease or any interest in this Lease. Lessee shall pay Lessor a fee not in excess of $2,000 for each instance, and shall also pay Lessors costs ,including attorney fees (but such attorney’s fees shall not be in excess of $2,000 for each such instance ) in connection with this Article

14.1  If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C.    Section 101 et seq., any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property of  Lessee or of the estate of Lessee within the meaning of said Bankruptcy Code. Any and all monies and/or other considerations constituting Lessor’s property under the preceding sentence not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and be promptly paid or delivered to Lessor.

14.2  Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, 11 U.S.C.  Section 101 et seq., shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Lessor an instrument confirming such assumption.

15.  ACCEPTANCE OF PREMISES/ “AS IS” CONDITION: The demised premises including any fixtures and any personal property, is being Leased in  its “AS IS” condition without any expressed or implied warranties. Any and all representations and warranties of Lessor set forth elsewhere in this Lease are hereby deleted. Lessee hereby represents  that Lessee or Lessee’s agents have inspected the subject property to the full extent deemed appropriate and that Lessee is satisfied with its condition. Lessee acknowledges that as of the date of this Lease, the subject property and the Premises and improvements are in good order, repair and condition. Lessor shall not be liable to Lessee or any person for any latent or existing defect in the subject property, or for any injury or damage that may result to any person or property, including without limitation, the person or property of Lessee, by or from any cause whatsoever arising out of the present actual or latent conditions of the subject property. Lessee has not relied on any acts, including any written or oral statements, by Lessor, or any person acting on behalf of Lessor, in entering into this Lease, but rather has relied on his, her or its own independent investigation of the subject property. The entry by Lessee upon the demised premises shall be conclusive evidence against Lessee as an admission that every part of the demised premises, (interior and exterior), is accepted “AS IS”. Lessee hereby agrees that Lessor has no responsibility whatsoever for any maintenance, replacements or repair of any part of said demised premises, including, but not limited to, telephone, security systems, computer wiring, cable, skylights, heating/ventilation, fire sprinklers, electrical, plumbing, other building systems, sewer blockages, all fixtures, air conditioning (if any), ceilings, walls, floors, awnings, doors and windows and any contents situated therein, however that Lessor shall maintain the roof and exterior walls, excluding doors and windows. Lessor said obligation shall not include however, any damage or repairs necessitated by the acts or omission of the Lessees, Lessees agents, employees and/or customers or invitees. Lessor to engage a licensed HVAC company to service the air conditioning system on the Lessee’s premises (if any) and Lessee will pay  to Lessor the actual cost of such servicing contract, either directly  to Lessor or  to  the servicing company

If the use of the premises includes the preparation and or consumption of food or beverage in, about, or away from the premises, Lessee will be responsible for maintenance, repairs and replacement of sewer lines, including sewer lines buried in the earth or concrete, except for sewer lines lying outside the property line which shall be Lessor’s responsibility, except where defects are caused or contributed to by Lessee’s use and or occupancy of the premises. Lessee agrees to periodically have sewers flushed and cleaned at Lessee’s expense and to provide Lessor with copies of invoice confirming the cleaning.

If  the use of the premises includes the preparation and or consumption of food or beverage in, about, or away from the premises, Lessee will be responsible for maintenance, repairs and replacement of sewer lines, including sewer lines buried in the earth or concrete, except for sewer lines lying outside the property line which shall be Lessor’s responsibility, except where defects are caused or contributed to by Lessee’s use and or occupancy of the premises. Lessee agrees to periodically have sewers flushed and cleaned at Lessee’s expense and to provide Lessor with copies of invoice confirming the cleaning. Lessee, in accordance with local and state governmental fire and health agencies and regulations, shall install automatic fire suppression systems over commercial cooking equipment and shall install non-combustible metal plates between deep fat fryers and open flame units, all at Lessee’s expense and prior to the opening of business. Additionally, Lessee shall:

a)         Service and wash said equipment on a regular basis including the washing or exchanging of filters in the hood systems and flues are to be cleaned on a quarterly basis by a licensed flue-cleaning contractor and provide Lessor with copies of invoice or contract confirming the cleaning

b)       Lessee shall also provide adequate fire extinguishers as required by law

c)         Prior to opening for business and throughout the duration of this Lease, Lessee shall provide Lessor a copy of a contract for pest control abatement for demised premises and the Center (if needed) with a local, reliable and licensed pest control firm providing a weekly or monthly pest abatement as may be needed.

Lessor shall have no responsibility in any respect for damages to property of Lessee caused by water, flooding, waves or fluids of any nature or origin whatsoever. As part of the consideration for the rental, Lessee agrees to fully maintain the demised premises in a first class order and condition and repair at all times during the term hereof, without cost to Lessor and further covenants that said premises shall not be altered, improved, or changed in any respect without the written consent of Lessor first had and obtained. Lessor has not made a survey of the premises with regard to the presence of hazardous materials and Lessor has no knowledge of the presence of any hazardous materials. Lessee upon entry of the demised premises assumes all risk with regard to same. Lessee hereby covenants to save and hold Lessor, his agent or managers, harmless from and to defend and indemnify Lessor against any suit or claim or demand for damage or injury to any person or property sustained in, on, or about the demised premises caused by any hazardous materials for which Lessee is responsible, or which Lessee has introduced to the demised premises.  Lessee hereby waives any and all benefits and rights which Lessee might become entitled to by reasons of Sections 1941 and 1942 of the Civil Code of California and any and all other provisions of any law that permit a Lessee to make repairs at the expense of a Lessor or to terminate a Lease by reason of the condition of the premises.

16.  LIENS: Lessee covenants to keep the demised premises and any alterations, improvements and changes thereof, free and clear of liens of every kind and character whatsoever during Lessee’s occupancy thereof, no matter what the source thereof, or the reason thereof, which may arise from the use of occupancy of said premises by Lessee, or from any work, labor or materials furnished to or performed upon said premises. Lessee further covenants to indemnify and hold Lessor free and harmless of and from any and all loss or damage howsoever arising by virtue of any such liens or claims of lien including any expense reasonably incurred by Lessor in defense against such claims. Lessor shall have the right to post and maintain on the dernised premises such notices of non-responsibility or non-liability as Lessor may deem appropriate to avoid any liability for liens.

17.  ACCESSION: All alterations, improvements, additions or fixtures, other than trade fixtures not permanently affixed to realty, that may be made, constructed or installed upon the demised premises by either Lessee or Lessor and that in any manner are attached to the floors, wells, ceilings, or roof shall become and be the property of Lessor without cost and, at the termination of this Lease, shall remain upon and be surrendered with the premises as a part thereof without disturbance, molestation or damage thereto. Any floor covering that may be cemented, nailed, tacked or otherwise affixed to the floor of the dernised premises shall become and be the property of the Lessor. Any light fixture that may be installed by Lessee in, upon or about the dernised premises shall become and be the property of Lessor whether such fixture be affixed by screws, bolts, nails or otherwise. All water, sewer, utility, and other governmental use allocations, and all governmental permits shall remain with Lessor, without cost to Lessor at the termination of this Lease.

18.  WASTE: Lessee shall not commit nor suffer to be committed any waste, legal, equitable, or otherwise, to or upon the demised premises or any part thereof and covenants that at the expiration of the term hereof or any sooner termination thereof, Lessee will quit and surrender up said premises to Lessor peaceably and quietly and in as clean and good condition as said premises now are or may be put into, reasonable use and wear excepted.

19.  HOLD-OVER TENANCY: Lessor and Lessee agree that there shall be no renewal of this Lease, except upon execution of a written agreement, and that the fact that the Lessee may continue in possession of the premises without the written consent of Lessor shall not operate to renew this Lease. If Lessee should continue to occupy the demised premises after the expiration of the term hereof without the written consent of Lessor, such hold-over shall be deemed a month to month tenancy only, at 150% of the monthly rent in effect at the expiration of the term, per month, payable on the first date of each and every month thereafter until the tenancy is terminated by a 30 day notice in a manner provided by law. Lessee shall hereby explicitly agrees to continue to be bound, at Lessor’s discretion, by the terms and conditions of this Lease, except that the monthly rent during said hold-over period will be 150% the amount of the last month’s rent. The provision for holdover tenancy is not to be construed as limiting the rights or remedies otherwise available to Lessor to remove Lessee, or, to limit the rights of Lessor or Lessee to resolve any dispute.

20.  REAL PROPERTY, GLASS AND OTHER INSURANCE: During the term hereof, Lessee shall maintain in full force and effect upon all of Lessee’s trade fixtures, “tenant’s” betterment’s and improvements, equipment; inventory and stock in trade in the demised premises a policy or policies of fire insurance issued by an approved California insurance company rated A+ XIV with all risk coverage endorsement to the extent of at least ninety percent (90%) replacement cost of such items. As long as this Lease is in effect, the proceeds of any such policy shall be used for the repair or replacement of the fixtures, “tenant’s” betterment and improvements and equipment so insured. Lessor shall have no interest in the insurance upon Lessee’s fixtures and equipment and Lessor will cooperate with Lessee in the settlement of any claim or loss by Lessee, provided that Lessee gives to Lessor satisfactory assurance that the proceeds of such insurance will be used in compliance with the requirement hereinabove contained respecting repair or replacement of said fixtures and equipment. During the term hereof Lessee shall also maintain in full force and effect at Lessee’s expense a policy or policies of glass insurance, insuring Lessor and Lessee’s interests, as they may appear, covering exterior and interior glass of the demised premises. Business Interruption Insurance, insuring that the rent will be paid to Lessor for a period of not less than 1 year, if the premises be destroyed or rendered inaccessible. Lessee shall also maintain at Lessee’s cost fire legal liability equal to the value of the space rented by Lessee on a replacement cost basis. Lessee shall also maintain at Lessee’s cost, sprinkler leakage insurance upon Lessee’s property and the premises at all times if a sprinkler system exists or is installed during the term of this Lease or any extension hereof.

Lessor is to be named as its interest may appear as regards Lessee’s “tenant’s betterment’s” and improvements on the fire insurance policy for the Lessee, and Lessee is to provide sufficient amount of coverage to at least ninety percent (90%) of co-insurance with a replacement value, cost endorsement and inflation guard endorsement of not less than a ten percent (10%) annual increase or cost-of-construction average increase as published by F.W. Dodge Systems, McGraw Hill, in the Daily Pacific Builder, or other index agreed upon by the Lessor and Lessee, whichever is higher.

Lessee covenants, during the term of this Lease to reimburse Lessor for increases beyond the initial year for Lessee’s share of any and all insurance premiums paid by Lessor for coverage of the real property and liability for the Center. The initial year shall be defined in Exhibit ”A”, Real Property and Liability and Glass Insurance Base Year. The initial cost shall be the amount shown in Exhibit ”A”, Real Property and Liability and Glass Insurance Base Cost. Lessee’s share shall be the percent appearing in Exhibit ”A”, Real Property and Liability and Glass Insurance. Upon the anniversary of the insurance policy year, Lessor shall notify Lessee of the new monthly amount to be paid. It is understood that the insurance policy year may be different from the lease year.

21.  LIABILITY INSURANCE AND WORKERS’ COMPENSATION: Lessee shall procure, at Lessee’s own expense, on or before the date of the commencement of the term of this Lease and shall maintain continuously during the entire term hereof Workers’ Compensation as required by law and Public Liability insurance in the amount of one million dollars ($1,000,000.00) for the injury or death of any one person and two million dollars ($2,000,000.00) for the injury or death of any number of persons in any one accident and property damage liability insurance in the amount of one million dollars ($1,000,000,00). All of said policies of insurance shall provide that among the additional insured thereunder shall be included Lessor, Lessor’s agents herein, Lessor’s Property Manager, and all other persons whom Lessor may elect to keep insured, including, but not limited to, those named in Exhibit ”A”, “Named Insured”. All of said policies of insurance shall be obtained from companies satisfactory to Lessor and shall contain an endorsement that such insurance shall not be canceled except after thirty-(30) days written notification to Lessor. Lessee shall deliver to Lessor certificates evidencing the insurance coverage herein provided for, Lessee shall pay the insurance premiums on all insurance coverage herein provided for when due. If Lessee shall fail to pay the premiums on any policy required to be kept and maintained by Lessee, Lessor may, but need not, advance and pay said premiums, and the amount of any such advance or advances, together with interest thereon at the rate of ten percent (10%) per annum, shall become additional rent hereunder and one-sixth (1/6) of any total advance shall be payable by Lessee to Lessor with each monthly installment of rent to become due thereafter until such advance is paid in full.

Lessor shall procure and shall continuously maintain during the entire  term herefo, Public Liability insurance in the amount of One Million dollars ($1,000,000) for the death or lindury of any one person, and two Million dollars ($2,000,000) for the injury or death of any number of persons in any one accident, and property damage liability insurance in the amount of one Million dollars ($1,000,000).  At Lessee’s request, Lessor shall request that Lessee be included in Lessor’s policy as an additional insured, and Lessor shall provide a certificate of such insurance to Lessee.

Lessor shall also procure and shall continuously maintain during the enture term hereof, a policy of insurance covering the building containing the demised premsies against the ristks of fire and extended coverage (but not including earthquake or flood) with a replacement cost endorsement, in an amount which would enable Lessor to rebuild  the demised premises in the event of an insured casualty.

22.  PERSONAL PROPERTY TAXES AND REIMBURSEMENT FOR INCREASED REAL PROPERTY TAXES: Lessee shall pay before delinquency any and all taxes, assessment, license fees and public charges levied, assessed, or imposed upon Lessee’s fixtures, or about the demised premises, or personal property located in, upon, or about the demised premises, or on account of or by reason of any business or other activity conducted by Lessee in, upon or about the demised premises. Lessee further covenants during the term of this Lease to pay, with the monthly rent, Lessee’s share of any and all increases beyond the initial lease tax year of real property taxes and assessments levied upon the land and improvements of the Center, which such share shall be the percentage appearing in Exhibit ”A”, Property Taxes, all those taxes and assessments which may from time to time be levied upon the Center by the County of Monterey, City of Monterey or by any other competent government body. The initial year shall be defined in Exhibit ”A”, Real Property Taxes Base Year. The initial cost shall be the amount shown in Exhibit ”A”, Real Property Taxes Base Cost.  All such taxes and assessments which are payable by Lessee shall be paid by Lessee to Lessor. Lessee’s said share shall be as set forth in Exhibit ”A”.  All such taxes and assesments which are payable by Lessee shall be paid by Lessee to Lessor monthly along with the rent. Each tax year the Lessor shall set forth the amount of such taxes monthly. The term “real property taxes” shall also include all expenses reasonably incurred by Lessor in seeking reduction by the taxing authorities of real property taxes applicable to the Premises or in contesting said real property taxes.

Lessee shall not be required to pay any municipal, county, state or federal income or franchise taxes of Lessor, or any municipal, county, state or federal estate, succession, inheritance or transfer taxes of Lessor.  If at any time during the term the laws concerning the methods of real property taxation prevailing at the commencement of the term are changed so that a tax or excise on rents, Lessee’s share of any tax or excise on rent shall be substantially the same as, and a substitute for, the payment of such real property taxes as provided in this Lease,

23.  DAMAGE OR DESTRUCTION OF DEMISED PREMISES: If the demised premises or the building in which they are situated are totally destroyed or damaged more than thirty percent (30%) in value by fire or the elements during the term of this Lease, Lessor shall thereupon have an election to terminate this Lease. In the event that a government agency by ordinance, regulation, interference or refusal to permit the restoration of the premises and/or the building to substantially the same condition prior to such loss, or restrict the extent of the reconstruction so as to make the property not economically feasible, in the sole discretion of the Lessor, then the Lessor shall thereupon have the option to terminate this Lease, and in the event that Lessor should exercise such election to terminate this Lease, all rights and obligations herein shall cease and terminate, except for rent and other sums accrued and unpaid to date of such destruction or damage. Written notice terminating this Lease pursuant to Lessor’s election aforesaid shall be given to Lessee not later than ninety (90) days after such damage or destruction. If the dernised premises or the building in which they are situated are so damaged by fire, or the elements, and Lessor does not exercise Lessors election to terminate said Lease as hereinabove provided, and Lessor restores said demised premises at its own expense then, and in that event, this Lease shall remain in full force and effect. In the event that repairs are to be made pursuant to this paragraph, Lessor shall be entitled to and shall have possession of the necessary parts of said premises for such purpose, and if there is any substantial interference with Lessee’s business on account of such repairs, Lessee shall be entitled to a proportionate reduction of rent during the time that said repairs are being made.

If Lessor should elect to repair or rebuild because of any damage or destruction, as hereinabove provided, Lessor’s obligation shall be limited to restoration of the demised premises or the building in which they are situated similar to the condition that Lessor provided at the commencement of the term hereof, or any reasonable substitute therefore so long as such substitute meets applicable code requirements, and Lessee shall fully repair or replace all exterior signs, trade fixtures, equipment, display cases, and other installations originally installed by Lessee at its own expense, including, but not limited to, all of Lessee’s betterment’s and leasehold improvements.

24.  PROHIBITED ACTS: Lessee covenants not to do and not permit to be done, anything in, on or about the premises, and not to bring, nor keep anything therein which will in any way affect fire or other insurance upon the entire property, building, or any of its contents other than as shall be specifically allowed elsewhere in the Lease, nor which will violate any law or regulation which now may be or which may hereafter be enacted or promulgated by any public authority, or which in any way may obstruct or interfere with the rights of others, or injure, or annoy them. Lessee further covenant that should there be an increase in fire or other insurance rates on any insurance held by Lessor on the demised premises which increase is caused by or is attributable to the equipment, installations, alterations, or the business conducted, or us of occupancy by Lessee, the monthly rental to be paid by Lessee shall be raised correspondingly to cover the full increase in such insurance rates.

25.  INSPECTION: Lessor and Lessor’s agents shall have the right to enter into and upon  the demised premises during Lessee’s normal and customary business hours, and in emergencies at all times, for the purposes of inspecting the same, protecting Lessor’s reversion, making repairs, additions, or alterations to the premises or to any property owned or controlled by Lessor, or, for any lawful purposes. At any time within ninety (90) days prior to the expiration of the term hereof, Lessor shall have access to the premises during Lessee’s normal and customary business hours for  the purpose of exhibiting  them to prospective  tenants for their inspection and for posting “for lease” or “for rent” signs upon the premises.

26.  BANKRUPTCY OR INSOLVENCY: If Lessee should execute a voluntary assignment hereof without the written consent of Lessor first had and obtained, or, if there should occur any assignment hereof by operation of law on account of any act of Lessee, or, if Lessee, or any member of Lessee if Lessee be a partnership of joint venture, should file any petition in bankruptcy or any petition for extension or composition of creditors, or become insolvent, or make any assignment of any of Lessee’s property for the benefit of Lessee’s creditors, or, if any involuntary bankruptcy proceedings should be initiated against Lessee (and Lessee fails to obtain the dismissal of such proceedings within ninety (90) days after same arefiled) or, if any receiver be appointed of the business or of the asstss of Lessee, this Lease, at the election of Lessor, shall thereupon immediately terminate, and said Lease or any interest in said leasehold, shall not be assignable by any process of law, or treated as an asset of Lessee thereafter, nor shall it pass under the control of any trustee or assignee of Lessee by virtue of any control of any such proceeding or act of Lessee. If any such act or proceeding shall occur, Lessor may terminate this Lease by the mailing of written notice to the Lessee’s Address For Notice as shown in Exhibit ”A”, attached hereto, stating Lessor’s election to so terminate, and all rights of Lessee hereunder shall thereupon terminate, and Lessor may promptly reenter upon said premises.

27.  DEFAULT AND REENTRY: If Lessee defaults in the payment of any rent as required hereby to be paid or, if Lessee defaults in the performance of any term, covenant, condition, or obligation required hereby to be performed by Lessee and such default continues for a period of ten (10) days after written notice is mailed to Lessee of such default, then, in addition to any other remedy Lessor may have by operation of law, Lessor shall have the right, without any other or further notice or demand, to enter upon the premises, and eject all persons from the premises and remove all properly therefrom, using such lawful force as may be necessary to so do, in which case Lessor shall not be responsible for the care or safety of persons or property so removed and Lessee hereby waives any and all claims for loss or damage to property or persons so removed from the demised premises by Lessor pursuant hereto, and Lessor, in the case of any such default by Lessee in the payment of rent or in the performance of any one of the terms, covenants, conditions or obligations herein contained, may declare this Lease terminated, take possession as above provided, and retain all prepaid rentals and other prepaid expenses or deposits as Lessor’s damages or Lessor may, without terminating this Lease or declaring a forfeiture of Lessee’s rights hereunder, retain all prepaid rentals and other prepaid expenses or deposits, re-let the premises or any part thereof, as the agent and for the account of Lessee upon such terms and conditions as Lessor may deem advisable, either with or without equipment or fixtures left remaining in the demised premises by Lessee, in which event the rents received on such re-letting and retained prepayments or deposits shall be applied first to the expenses of such re-letting and collection of rent, including any necessary renovation and alteration of the premises, and reasonable attorney’s fees, and any actual real estate commissions paid, and thereafter the balance of any such rents, retained prepayments or deposits shall be applied to the payment of all sums due or to become due to Lessor hereunder and, if a sufficient sum shall not be thus realized to pay such sums and other charges, Lessee shall pay to Lessor any deficiency monthly, notwithstanding, Lessor may have received rental in excess of the rental stipulated in this Lease in previous or subsequent months, and Lessor may bring an action therefore as such monthly deficiency shall arise, in which event Lessor shall be entitled to recover reasonable attorney’s fees for commencing and prosecuting such suit. Lessor shall be entitled to each and all of Lessor’s remedies, and the election to proceed with one may not be construed as excluding the subsequent use of any other. The remedies herein granted to Lessor shall not be construed to be any limitation of any rights, or remedies otherwise available to Lessor, but shall be construed to be in addition thereto. Lessee shall allow any reentry by Lessor as aforesaid without hindrance and Lessor shall not be liable in damages for any such reentry, or be guilty of trespass or forcible entry.

28.  LESSOR-LESSEE LIABILITY: Lessor shall not be liable for any loss or damage that may result to any property belonging to Lessee, located in, on, or about said demised premises from any cause whatsoever, nor shall Lessor be liable for any damage or injury or personal injury to any person or property occurring or arising in, on, or about the demised premises from any cause whatsoever. Lessee hereby covenants to save and hold Lessor, his agent and manager harmless from and to defend and indemnify Lessor against any suit or claim or demand for damage or injury to any person or property sustained in, on, or about the demised premises from any cause whatsoever during the term.

29.  INTEREST ON DELINQUENCIES: Lessor shall be entitled to interest on any amounts owing from time to time from Lessee to Lessor at the maximum rate permitted by law.

The foregoing shall apply to any and all payments that Lessor may from time to time be entitled to receive from Lessee including, but not limited to, rents, real property taxes and assessments, fire insurance premiums, common area maintenance and repair costs, common area capital improvement costs, and any and all other amounts that Lessor may from time to time be entitled to receive from Lessee.

30.  ATTORNEYS FEES: If either party hereto should bring any suit against the other party hereto for the breach of any term, covenant, condition or obligation herein contained to be kept, by such other party, for the recovery of any sum due hereunder, or to recover possession of the premises, or for any summary action for forfeiture of this Lease, or to prevent further violations of any of the terms, covenants, conditions or obligations, or, for any other relief then, and in that event, the prevailing party in such suit for summary action shall be entitled to a reasonable attorney’s fee to be fixed by the court.

31.  NON-WAIVER OF BREACH: Lessors failure to take advantage of any default or breach of covenant on the part of Lessee shall not be construed to be a waiver thereof; nor shall any custom or practice which may grow up between the parties hereto in the course of administering this Lease be construed to waive or to lessen the right of Lessor to insist upon the performance of any and all terms, covenants, conditions, and obligations hereof, or to exercise any right given Lessor on account of any default.   A waiver of a particular breach or default shall not be deemed to be waiver of the same or any other subsequent breach of default. Lessor’s consent to or the approval of any act by Lessee requiring Lessor’s consent or approval shall not be deemed to waive or render unnecessary Lessor’s consent to or approval of any subsequent or similar act by Lessee.

32.  CONDEMNATION: If title to all of the premises is taken for any public or quasipublic use under any statute, or by right of eminent domain, or by private purchase in lieu of eminent domain, or if title to so much of the premises is so taken that, in the sole opinion of Lessor, a reasonable amount of reconstruction of the premises will not result in the premises being a practical improvement, or reasonably suitable for Lessee’s continued occupancy for the uses and purposes for which the premises are leased, then, in either event, this Lease shall terminate on the date that possession of the premises, or part of the premises, is taken, unless Lessor elects that said Lease continue.

32.1  If this Lease continues under provisions of Paragraph 1, above, the Then Fixed Rent shall be reduced in the same proportion that the floor area of the portion of the premises so taken (less any additions to the premises by reconstruction) bears to the original floor area of the premises. Lessor shall, at Lessor’s own cost and expense, make all necessary repairs or alterations to the building in which the premises are located so as to constitute the portion of the building not taken a useable unit. There shall be an equitable abatement of rent during such restoration period.

32.2  All compensation awarded or paid upon a total or partial taking of the fee title of the premises shall belong to Lessor, whether such compensation be awarded or paid as compensation for diminution in value of the leasehold or of the fee provided, however, that Lessor shall not be entitled to any award made to Lessee for depreciation or damage to, or cost of removal of stock and fixtures, if any.

32.3  Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this paragraph, and Lessee shall assign to Lessor and appoint Lessor to act for Lessee in all matters of condemnation except for Lessee’s specific rights to damages as set forth in Paragraph 3, above.

33.  UTILITIES AND ANCILLARY SERVICES: Lessee will, during the term of this Lease, pay for all charges for utilities and ancillary services furnished, delivered to or performed upon the demised premises including, but not limited to, electricity, gas, telephone, telecommunication systems, water, sewer (including MRWPCA charges), city, county, district, state or federal surcharges and or user fees, storm drain fees, taxes or assessments, cable, garbage/refuse collection and recycling, insect and rodent control, neighborhood improvement and traffic impact assessments, fees and taxes and all other ancillary user cost, including interest, late fees and fines, resulting from the occupancy of the premised by the Lessee. Lessee shall, if feasible, pay for the above services directly to the public utility or other suppliers. In the case of MRWPCA and other charges, which are attributable to the demised premises but are billed to Lessor, Lessee agrees to reimburse Lessor as provided for herein, monthly along with the rent. Lessor or his agent makes no representation or warranty whatsoever as to the availability of water, gas, electricity, or any other utility and ancillary services for Lessee’s intended use and Lessee acknowledges that Lessee has made Lessee’s own investigation with respect to the availability of any and all utility and ancillary services required by Lessee and that Lessee is satisfied with respect to such availability, and that Lessor has no obligation whatsoever with respect thereto. Lessee shall obtain, install, and pay for, an individual meter for each of the utility services required by Lessee upon Lessee’s dernised premises; except that Lessor shall provide a gas meter and an electric meter for the premises.

If, for any reason, Lessee cannot obtain an individual or separate meter or billing for Lessee’s demised premises then, and in that event, Lessor shall utilize Lessor’s best efforts to make any such required utility services available to Lessee through Lessor’s existing common meters and Lessor shall bill to Lessee and the Lessee shall pay to Lessor within ten (10) days of the statement therefore such amount as Lessor shall determine to be Lessee’s fair and equitable share of any such utilities and Lessor’s determination in this regard shall be final, binding and conclusive upon Lessee. All such statements for utility services shall be presented to Lessee on a regular basis and within a reasonable period of time after receipt of Lessor’s statement from the applicable utility. Lessor shall not be liable in damages or otherwise for any failure or interruption of any utility service being furnished the Premises and no such failure or interruption shall entitle Lessee to terminate or modify this Lease in any way.

Not withstanding anything to the contrary contained herein, Lessee agrees that Lessor may arrange for professional direct billing to Lessee for the commonly provided metered utilities and ancillary services provided to Lessee though or by the Lessor, and Lessee agrees to pay for such direct billing and cost separate from the rent payment owed to Lessor, according to this Lease and that the costs and direct billings for utilities and ancillary services shall not be considered a reduction or offset in the rental payment due Lessor but shall be in addition to the rent. It is understood and agreed between Lessor and Lessee that in the event such direct billing payments are not made when due, it shall be considered a substantial default under the Lease and Lessee agrees that Lessor may bring summary proceedings for payment and or eviction as if the rent were not paid.

34.  HEIRS AND ASSIGNS: Except as herein otherwise provided, all terms, conditions, covenants and obligations contained in this Lease shall be binding upon the inure to the benefit of the heirs, successors, legal representatives and assigns of the parties hereto.

35.  NOTICES: All notices, statements, demands, requests, approvals, authorizations, offers, agreements, appointments or designations under this Lease by either party to the other shall be in writing and shall be served personally upon the other party or deposited in the United States mail, certified mail, return receipt requested, postage prepaid, and addressed to Lessee at Lessee’s Address For Notice as it appears on Exhibit ”A”, attached hereto, or to such other address as Lessee may from time to time designate to Lessor in writing, and addressed to Lessor as it appears on Exhibit ”A”, or at such other address as Lessor or his agent may from time to time designate, to Lessee in writing.

36.  CONSTRUCTION: Each term, covenant, condition and obligation of this Lease to be performed by Lessee shall be construed to be both a covenant and condition.

37  LAYOUT OF THE DEMISED PREMISES AND SURROUNDING AREA OWNED BY LESSOR: Lessor does not guarantee a continuance of the passage of light and air over the demised premises or over any of the real property adjoining the demised premises and Lessor expressly reserves all air space over the demised premises. Any reference in this Lease with respect to the location of reference in this Lease with respect to the location of buildings, parking areas, if any, and other improvements shall not be deemed to be a warranty or representation. Lessor hereby reserves the right at any time to make any alterations or additions to or to build additional stories on any presently existing building owned by Lessor. Lessor also reserves the right to construct other buildings or improvements upon the surrounding real property, which may be owned by Lessor from time to time, and to make alterations or additions thereto and to build additional stories on any such buildings and to modify and reallocate space within the Center. Lessor further reserves rights-of-ways and easements in, over, under, and through Lessee’s demised premises for sprinkler and fire detection system purposes, power and telephone lines, plumbing lines, air conditioning, heating and ventilation systems, and conduits for all utilities, together with the right to locate, relocate, and maintain the same at any and all times and from time to time in, upon, over, or under Lessee’s dernised premises without any rebate of rent or liability for any interruption or disturbance caused by Lessor, its agents, servants or employees, or by any utility company employee or representative; provided, however, that Lessor shall use reasonable discretion in exercising its rights pursuant to this sentence,

38.  NUMBER AND GENDER: Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word “person” shall include corporation, firm, partnership, or association. If there be more than one Lessee, the obligations imposed herein upon Lessee shall be joint and several.

39.  MARGINAL TITLES: The marginal headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction and interpretation of any part of this Lease,

40.  MODIFICATION AND VOIDANCE OF PRIOR AGREEMENTS: This instrument contains all the agreements and conditions made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties to this Lease or other respective successor or successors in interest. This Lease supersedes any and all prior written and oral agreements between Lessor and Lessee, which such agreements, if any, are void and of no further effect.

41.  TIME OF ESSENCE: Time is of the essence of each term, covenant, condition and obligation of this Lease.

42.  PAYMENTS NOT IN SUBSTITUTION: Except as otherwise expressly stated, each payment requiredto be  made by Lessee shall be in addition to and not in substitution for other payments to be made by Lessee.

43.  CONVEYANCE BY LESSOR: If, during the term of this Lease, Lessor shall sell Lessor’s interest in the demised premises, then from and after the effective date of such sale, Lessor shall be released and discharged from any and all obligations and responsibilities under this Lease, except those already accrued; provided, however, that any such purchaser shall assume all of Lessor’s obligations to be performed hereunder, including the obligation to refund the security deposit at the expiration of this term.

44.  SIGNS AND ADVERTISING: No sign, advertisement, or notice shall be inscribed, painted or otherwise displayed, or screens, awnings, shades, decorations, symbols, fixtures or any other thing affixed on any part of the outside of the demised premises (or inside of the demised premises where such may be seen through windows or otherwise by passersby) except of such color, size, or style, and in such place on or in said premises as shall first be fixed, designated and approved by Lessor in writing. Lessor may at his option provide one directory at a location and of a design to be determined by Lessor. Such directory shall display Lessee’s practice or business name as agreed by Lessee and Lessor. Lessee agrees to pay for the cost of such directory identification.

Lessor further acknowledges and agrees as a condition of this lease, to comply with all Lessor’s existing building signage criteria, and or to any new signage criteria that the Lessor, any governmental agency or business or trade association may require from time to time. Lessee covenants to Lessor and agrees to install all initial signage within 45 days from taking possession of the premises, and for new signage within 60 days from written notice from Lessor that a new sign is required, all of which is subject to the terms and conditions of this article.

45.  STATEMENT OF LESSEE: Lessee shall at any time and from time to time upon not less than ten (10) days prior written request by Lessor, execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect if such is the fact (or if there has been any modification thereof that the same is in full force and effect as modified and stating the modifications) and the dates to which rentals and other charges have been paid in advance, if any. It is expressly understood and agreed that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the complex or estate of Lessor or by the mortgagee or assignee of any mortgages of any mortgage or the trustee or beneficiary of any deed of trust constituting a lien upon the leased premises or upon property including the lease premises or any part thereof.

46.  JANITORIAL SERVICE: Lessor shall have no responsibility whatsoever for the furnishing of any janitorial service to the demised premises. Janitorial service within the dernised premises shall be the sole responsibility and at the sole cost of Lessee. Lessee covenants and agrees to obtain sufficient janitorial service to maintain the demised premises in a clean and orderly condition at all times. Lessee further agrees to deposit Lessee’s refuse and garbage only in those areas designated in writing by Lessor from time to time.

47.  SUBORDINATION: This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the building, other improvement, and land of which the premises are a part. Such subordination is effective without any further act of Lessee. Lessee shall from time to time upon request from Lessor execute and deliver any documents or instruments that may be required by a lender to effect any subordination. If Lessee fails to execute and deliver any such documents or instruments, within ten (10) days, Lessee irrevocably constitutes and appoints Lessor as Lessee’s special attorney in fact to execute and deliver any such documents or instruments.

48.  COMPETITION: Lessee agrees that during the term of this Lease, it will not operate, or be directly or indirectly connected with or interest in, any other business or enterprise similar to or in competition with or interest in, any other business or enterprise similar to or in competition with the one conducted by Lessee on the demised premises within a radius of one (1) air mile of the clemised premises.

49.  GOVERNMENT FEES: All governmental fees, charges, district assessment fees or charges, including but limited to, fire, police, sanitary service, water, utilities, parking, parking adjustments or parking assessments for the Lessee’s use or occupancy of the premises shall be the responsibility of the Lessee, and payable to Lessor along with the rent or paid direct to the appropriate agency as required. Lessee further covenants and agrees to encourage all Lessee’s employees to utilize long-term public parking lots and garages (instead of public street parking), and agrees to purchase monthly parking permits for said employees from the appropriate governmental agency.

50.  LESSEE’S IMPROVEMENTS: Insofar as the space demised to Lessee within, said building is concerned, Lessee’s obligation shall be to complete those items necessary for Lessee’s intended use of the demised premises, all of which must be installed in conformity with the latest applicable local and state rules, regulations, ordinances, and building codes, and in conformity with the plans and specifications, to be prepared by Lessee’s architect and submitted to Lessor for Lessors approval, in writing, prior to commencement of Lessee’s work, which said approval by Lessor shall not be unreasonably withheld. Construction shall be diligently prosecuted to completion by Lessee, provided, however, that any prevention, delay or stoppage due to strikes, lock-outs, labor disputes, Acts of God, inability to obtain labor or materials or reasonable substitutes therefore, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform shall excuse performance by such party for the period equal to any such prevention, delay or stoppage. The acceptance of said premises for the purpose of performing Lessee’s work in the premises, as hereinabove defined, shall constitute an acknowledgment by Lessee that the premises are in the condition called for by this Lease and that Lessor has performed all its work with respect to the premises.

All of Lessee’s work shall be done on a lien-free basis and shall be completed free and clear of all liens recorded or recordable pursuant to the provisions of the Civil Code of the State of California relating to mechanic’s liens (Section 3109 et. seq.).

51.  GARBAGE, REFUSE, TRASH, COLLECTION & REIMBURSEMENT: Lessee acknowledges that it is Lessor’s concern that all portions of the premises and the building and adjoining lands within and upon which the premises are located are at all  times clean and saniitary, and Lessee therefore agrees to abide by Lessor’s judgment as to whether Lessee’s garbage, refuse and  trash  removal services are adequate. In  the event  that Lessor deems that more frequent or more effective service is desirable, Lessee agrees to follow the directions of Lessor with respect to improvements of said services under penalty of default and further agrees to reimburse Lessor for all costs and expenses incurred by Lessor in removing Lessee’s garbage, refuse and trash should Lessor, in his sole judgment, determine that said action is desirable. Lessee further agrees to abide by Lessor’s noticed rules and regulations relating to use of refuse containers and storerooms that from time to time may be available to tenants and to deposit Lessee refuse only within Lessee’s demised premises or in those areas designated by Lessor in writing from time to time. Lessor may arrange for the collection and removal of Lessee’s and other Lessee’s garbage and refuse which is so deposited, and shall advance on behalf of Lessee and other Lessee’s for their respective prorata shares of such costs. Lessee agrees to reimburse Lessor for such advances within five (5) days of receipt of said bill.

52.  SPRINKLER SYSTEM (IF ANY): Lessee acknowledges that if the premises are currently provided with an automatic sprinkler system it is ISO rated. Should Lessee’s occupancy, use, improvements or remodeling within, upon or about the demised premises cause any reduction in the rating of said system anywhere in the building, at any time, in which the premises are located, or result in the requirement by insurance carrier or a governmental agency that a sprinkler system be installed, Lessee shall immediately undertake all such automatic sprinkler work, all at Lessee’s sole cost and expense. Furthermore, Lessee shall at all times be responsible for and shall pay for any and all modifications as are necessary to maintain the ISO rating on said system within the demised premises. Lessee shall, during the term of this Lease and any extension thereof, at Lessee’s sole cost and expense, maintain and service said sprinkler system, detection and monitoring system, keeping it in good working order, including but not limited to, periodic service and inspection charges, periodic testing, water users fees, assessments and assessment district charges, and all other governmental fees and charges thereto.

53.  MERCHANT’S ASSOCIATION: Lessee shall join at all times during the term of this Lease maintain membership in any businessmen’s merchant association that may exist for substantially all retail businesses located in the Center area. Lessee shall abide by the rules and regulations of any such organization and shall make such contribution to such joint advertising program sponsored by such organization and shall make such contribution to such joint advertising program as shall be determined in accordance with the bylaws or other regulations of such association.

54.  RIGHT OF FIRST REFUSAL:  This section has been removed.

55.  TRANSFER FEE: This section has been removed.

56.  NO PARTNERSHIP: Lessor does not, in any way or for any purpose become partners of Lessee in the conduct of its business, or otherwise, or joint adventurer or a member of a joint enterprise with Lessee. The provisions of this Lease relating to the percentage rent payable hereunder are included solely for the purpose of providing a method whereby the rent is to be measured and ascertained.

57.  HAZARDOUS MATERIALS: Lessee shall not at any time during the term of this Lease use, or any extension, generate, store or dispose of, on, under, or about the Premises any hazardous substance, hazardous material, hazardous waste, toxic substance, pollutants, contaminants, or related materials (“Hazardous Materials”), except, those, if any, listed in Exhibit ”A,”, attached hereto and made a part hereof. For the purposes of this covenant, Hazardous Materials shall include, but shall not be limited to, substances defined as “hazardous substances” or “pollutants or contaminants” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 at seq., those substances defined as “hazardous waste” by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 at seq., and by Section 25316 of the California Health and Safety Code, and those substances defined as “hazardous substances” in Section 25316 of the California Health and Safety Code, and the regulations adopted and publications promulgated pursuant to said laws. Lessee shall indemnify, defend, and hold Lessor harmless from and against all liability, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage or disposal of Hazardous Materials, including, without limitation, the cost of any required or necessary repair, clean-up, or detoxification and preparation of any closure or other required plans, to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage or disposal of Hazardous Materials on the Premises at any time. Lessee shall provide written notice to the Lessor of any present or future hazardous substance release that Lessee knows or has reasonable cause to believe is or will be present on or under the Premises, within a reasonable period of time after such release is discovered or believed by the Lessee to be present. (See Health and Safety Code Section 25359.71).

57.1  HAZARDOUS MATERIALS REPORT: Lessee agrees that if Lessee is unable for any reason to complete the certification provided for in Paragraph 57.2 below, Lessee shall obtain and deliver to Lessor within thirty (30) days before or after the termination of this Lease a hazardous substance report concerning the Premises (“Hazardous Materials Report”), the purpose of which Hazardous Materials Report shall be to affirm that Lessee shall be in compliance with all applicable laws, ordinances, rules and regulations of any governmental agency having jurisdiction concerning the use, storage and/or disposition of hazardous materials on the Premises at the termination of this Lease or any extension thereof. Lessee shall obtain the Hazardous Material Report at its sole cost and expense. For the purposes of this report, a “Hazardous Material” is defined as any substance the existence or effect of which is subject to any Federal, State or local regulation, investigation, correction or removal as potentially injurious to public health or welfare. Lessor and Lessee acknowledge that extensive local, State and Federal legislation establishes broad liability upon owners and/or user of real property for the investigation and correction of such hazardous material conditions. The Hazardous Materias Report shall be in writing, and shall be prepared by a licensed contractor or engineer competent to perform such investigation on behalf of Lessee. If the Hazardous Materials Report shall indicate a condition requiring correction or posing a potential liability to Lessor, Lessee shall forthwith cure the condition(s) specified in the Hazardous Materials Report at Lessee’s sole cost and expense, prior to the termination of this Lease.

57.2  HAZARDOUS MATERIALS CERTIFICATION BY LESSEE: Lessee will execute an indemnification agreement and notarized certification under penalty or perjury substantially as follows:

a.               That no hazardous materials other than those, if any, listed in Exhibit ”A” has been introduced to the Premises.

b.              That there has been no spillage of hazardous materials listed in Exhibit ”A” and that such materials have been properly stored in closed containers in accordance with the law and disposed of in accordance with the law.

c.               That Lessee agrees to pay the cost of cleaning up any contamination resulting from Lessee’s use or occupancy of the Premises and hold harmless and indemnify Lessor and Lessor’s agents for any claims that result therefrom. Lessee shall deliver such certification to Lessor within five days before or after the termination for any reason of Lessee’s occupancy of the Premises. If Lessee fails to so deliver such certification within the time required, Lessee shall comply with the provisions of Paragraph 57.1above.

57.3  EMISSION, STORAGE, USE AND DISPOSAL OF WASTE:

a.                                       Emissions. Lessee shall not:

1)              Permit any vehicle on the premises to emit exhaust, which is in violation of any govemmental law, rule, regulation or requirement;

2)              Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water which matter, as reasonably determined by Lessor or any governmental entity, does, or may, pollute or contaminate the same, or is, or may become, radioactive or does, or may, adversely affect the (a) health or safety of persons, wherever located, whether on the Premises or anywhere else, (b) condition, use or enjoyment of the Premises or any other real or personal property, whether on the Premises or anywhere else, or (c) Premises or any of the improvements thereto or thereon including buildings, foundation, pipes, utility lines, landscaping or parking area;

3)              Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not be discernable from outside the Premises;

4)              Create, or permit to be created, any sound pressure level which will interfere with the quiet  enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement.

5)              Create, or permit to be created, any ground vibration that is discernable outside the Premises.

6)              Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, or about the Premises, or anywhere else.

b.                                       Storage and Use

1)              Storage. Subject to the uses permitted and prohibited to Lessee under the lease. Lessee shall store in appropriate leak proof containers all solid, liquid or gaseous matter, or any combination thereof, which matter, if discharged or emitted into the atmosphere, the ground or any body of water, does or may (a) pollute or contaminate the same, or (b) adversely affect the (i) health or safety of person, whether on the

Premises or anywhere else, (ii) condition, use to enjoyment of the Premises or any real or personal property, whether on the Premises or anywhere else, or (iii) Premises or any of the improvements thereto or thereon.

2)              Use. In addition, without Lessor’s prior consent, Lessee shall not use, store or permit to remain on the Premises any solid, liquid or gaseous matter, which is, or may become radioactive. If Lessor does give its consent, Lessee shall store the materials in such a matter that no radioactivity will be detectable outside a designated storage area and Lessee shall use the materials in such a manner that (a) no real or personal property outside the designated storage area shall become contaminated thereby or (b) there are and shall be no adverse effects on the (i) health or safety of person, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real personal property thereon or therein, or (iii) Premises to any of the improvements thereto or thereon.

c.                                       Disposal of Waste

1)              Refuse Disposal.   Lessee shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and, except for normal trash removal by Lessee, shall regularly and frequently remove extraordinary trash from the Premises. Lessee shall keep all incinerators, containers or other equipment used for storage or disposal of such materials in a clean and sanitary condition.

2)              Sewage Dlsposal. Lessee shall properly dispose of all sanitary sewage and shall not use the sewage disposal system (a) for the disposal of anything except sanitary sewage or (b) excess of the lesser amount (i) reasonably contemplated by the uses permitted under this Lease or (ii) permitted by any governmental entity.Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

3)              Dlsposal of Other Waste.  Lessee shall properly dispose of all of the waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the Premises in such a manner that it does not, and will not, adversely affect the (a) health or safety of person, wherever located, whether on the Premises or elsewhere (b) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the Premises or anywhere else, or (c) Premises or any of the improvements thereto or thereon including buildings, foundation, pipes, utility lines, landscaping or parking areas.

d.                                       Information: Lessee shall provide Lessor with any and all information regarding hazardous or toxic materials, in the Premises, including copies of all filings and reports to governmental entities at the time they are originated and any information requested by Lessor. In the event of any accident, spill of other incident involving hazardous or toxic matter of which Lessee has actual knowledge, Lessee shall immediately report the same to Lessor and supply Lessor with all information and reports with respect to the same. All information described herein shall be provided to Lessor regardless of any claim by Lessee that it is confidential or privileged.

e.                                      Compliance with Law: Notwithstanding any other provision in this Lease to the contrary, Lessee shall comply with all laws, statues, ordinances, regulations, rules and other governmental requirements in complying with its obligations under this lease, and in particular, relating to the storage, use and disposal of hazardous or toxic matter.

58.  WATER USE I SHORTAGE DISCLOSURE I ASSESSMENTS AND FINES: All parties to this lease acknowledge the following: In Monterey County water is a scarce resource, due to recent drought years, limitations on water use and consumption have been implemented to water users in the past and will continue into the future. These limitations include, but are not limited to: water rationing; limitation/restriction of new fixtures; limitation/restriction to businesses due to potential increase in water use; implementation of fines for overages of water use; implementation of fees resulting from new fixtures or water hookups or increased water use. Lessee hereby agrees to comply and abide by all rules, regulations and policies adopted by the Monterey Peninsula Water Management District or its successors, including but not limited to the payment of fines, fees and assessments, as a result of the occupancy and use of the premises by Lessee. Lessee shall pay said amounts of pro-rata, or 100% if solely resulting from Lessee’s use of premise promptly so as to avoid a lien being placed upon Lessor’s property by the district. Lessee may appeal the decision of the district, provided Lessee~s action does not create a lien upon Lessor’s property. Lessee is hereby informed that if for any reason assessments, fees or fines are imposed upon the property, Lessor may pay such assessments, fees or fines and deduct them from the prepaid rents and/or the security deposit and Lessee shall within ten (10) days from notice, restore the prepaid rents and/or the security deposit, as provided for in this lease. In the event Lessee’s actions or lack of actions results in a lien being placed upon Lessors property, Lessor may, in his sole discretion, declare Lessee in default and terminate this lease upon ten (10) days advance written notice. Lessor further acknowledges that Lessor, aand/or its agents and representatives have made no representation about the Lessee’s right to water use, increased use or installation of additional water fixtures. Lessee agrees to hold harmless and indemnify Lessor, and/or its agents or representatives from any liability and costs relating to this issue, including but not limited to assessments, fines, fees, reasonable attorney fees and court costs.

Notwithstanding  the foregoing, Lessor shall not charge Lessee for any fines, fees, charges or expenses, including reasonable attorney’s fees, when Lessor can reasonably determine that such fines, fees or charges have been solely caused by some other  tenant in  the center.

59.  QUITCLAIM DEED: This section has been eliminated.

60. RECORDING: Lessee will not record  this lease.

61.  SURRENDER OF PREMISES: Upon expiration or termination of this Lease, Lessee shall surrender possession of the premises in the condition required by this Lease, and Lessee shall, at Lessee’s expense, a) remove all signage from the exterior and interior of the premises and or building and or common areas, and (b) remove all Lessees trade fixtures and personal property and those claiming under Lessee from the premises and the property, subject to the limitation, of this Lease agreement, and (c) clean the premises including, but not limited to windows, carpets, floors, walls, ceilings, (d) paint the interior of the premises a color acceptable to Lessor, and (e) quit and deliver up the premises peaceable and quietly and in as good order and conditions as the same were in on the date the term of this Lease commenced, ordinary wear and tear excepted. Additionally, all Lessee alterations of the premises, at the election of the Lessor, will be removed and the premises will be returned to the conditions as at the time of the commencement of this Lease, at the expense of the Lessee, (e) surrender all keys, any key cards, and any parking stickers or cards, to Landlord, and advise Landlord as to the combination of any locks or vaults then remaining in the Premises.

62.  LIMITATION TO LESSOR’S PERSONAL LIABILITY: Lessee shall look solely to Lessor’s interest in the building and the land of which the premises form a part for the recovery of any claims, damages or judgment against Lessor, and if Lessor is (i) a partnership, its partners whether general or limited, or (ii) a corporation, its directors, officers or shareholders, or (iii) a limited liability company, its members or (iv) a trust its beneficiaries, shall never be personally liable for any such claims, damages or judgment.

63.  ALTERATIONS/IMPROVEMENTS: Lessee shall not make any improvements on the property without Lessor’s consent. In making any alterations that Lessee has a right to make, Lessee shall comply with the following:

a.                                      Lessee shall submit reasonably detailed plans and specifications of the proposed alterations before the commencement of such Lessor approved alterations.

b.                                      The alterations shall not commence until five (5) days after Lessor has received notice from Lessee stating the date the construction is to commence so that Lessor can post and record an appropriate notice of non-responsibility.

c.                                      The proposed improvements shall be approved by all the appropriate government agencies, and all applicable permits and authorizations shall be obtained before commencement of the alterations. All approved improvements shall be completed in the standard workmanship quality.

d.                                      All the appropriate government agencies and all applicable laws shall approve the proposed improvements.

e.                                      Before commencing the alterations and at all times during construction, Lessee shall maintain insurance as provided for in paragraphs 18 and 19. In addition, contractor shall be licensed and insured and a Certificate of Insurance with liability insurance in the amount of $1,000,000.00 and Worker’s Compensation Insurance shall be provided by Lessee’s contractor to Lessor within 10 days prior to commencement of any work and said certificate shall name Lessor as additionally insured.

f.                                        Lessee shall pay all costs for construction done by it or caused to be done by it on the premises as permitted by this Lease. Lessee shall keep the improvements and land free and clear of all mechanics’ liens resulting from construction done by or for Lessee.

64.  AMERICANS WITH DISABILITIES ACT: On July 26, 1990 the Americans With Disabilities Act of 1990 (ADA) was signed into law. This federal Civil rights legislation prohibits discrimination against individuals with disabilities. The ADA affects almost all commercial facilities and public accommodations. Residential properties are not typically covered by the ADA but may be governed by its provisions if used for certain purposes. The ADA can require, among other things, buildings to be made readily accessible to the disabled. Different requirements apply to new construction, alterations to existing buildings, and removal of barriers in existing buildings. Compliance with the ADA may require significant costs. Monetary and injunctive remedies may be incurred if the property is not in compliance. Neither Lessor nor a real estate broker does have the technical expertise to either determine whether a building is in compliance with ADA requirements or to advise a Lessee on the requirements of the ADA. Any Lessee who is a party to the above referenced agreement is advised to contact an attorney, contractor, architect, engineer or other qualified professional of his/her own choosing to determine to what degree, if at all, the ADA impacts upon that principal or this transaction. It will be the Lessee’s responsibilities to comply with this act, at no cost to Lessor.

65.  NOTICE OF SURRENDER: Lessee shall, at least thirty (30) days before the date of expiration of this lease, give Lessor a written notice of intention to surrender the leased premises on that date. If such notice is not given, the Lessee shall be liable for rent of one additional month.

66.  REAL ESTATE BROKERAGE FEE: Lessee warrants to Lessor that there are no Real Estate brokerage fees offered or required in conjunction with this lease which may arise as a result of the execution of this lease and agrees to pay said fees, and hold harmless and indemnify Lessor from any claims for brokerage fees for failure to pay said fee.

67.  LESSOR LOAN OR SALE: Lessee agrees within ten (10) business days of receipt of written request by Lessor, to execute and deliver to Lessor any reasonably necessary documents, including estoppel certificates, in a form reasonably acceptable to Lessee, presented to Lessee by Lessor. Lessee’s failure to deliver an estoppel certificate within five (5) days following such request shall constitute a default under this Lease and shall be conclusive upon Lessee that this Lease is in full force and effect and has not been modified except as may be represented by Lessor and that there are no uncured defaults in Lessor’s performance. In addition, if requested by Lessor, Lessee shall deliver to Lessor, on a reasonable basis but nor more frequent than annually, or to any prospective lender or purchaser of the Property, financial statements of Lessee covering the two (2) fiscal years immediately preceding the request,

68.  ATTORNMENT: If Lessor conveys in a Sale all of its rights and duties in and to the Lease and/or Premises and the realty underlying the Premises, or if an interest in Lessor or Lessor’s equity of redemption or other interest in the Lease and the Premises under a mortgage, deed of trust, pledge or security agreement is foreclosed judicially or non-judicially, upon the request of Lessor’s lawful successor, Lessee shall aftorn to said successor, provided said successor accepts the Premises subject to this Lease. The foregoing notwithstanding, in accepting the Premises subject to this Lease, said successor shall not be bound by (i) any prepayment of more than one month’s rental (except for payments under Article 7, “Security Deposit”) or (ii) any material amendment of this Lease made after the later of the Effective Date or such date as the successor’s lien or interest first arose, unless said successor shall have consented to such amendment.

69.  MUTUAL WAIVER OF RIGHT OF SUBROGATION: Except as may be provided herein, Lessor and Lessee each hereby waives any and all rights of recovery against the other and their respective authorized representatives for damage to any person or to the Premises, and the Building and other improvements in which the Premises are located, and to fixtures, personal property, Lessee’s improvements, and alternation of either Lessor or Lessee in or On the Premises and the Building and other improvements in which the Premises are located, arising from any cause insured against under any insurance policies carried by the parties and in force at the time of any such damage. Each party shall cause insurance policy obtained by it to provide that the insurance company waives all right to recover by way of subrogation against either party in connection with damage covered by any policy.

70.  MISCELLANEOUS PROVISIONS:

70.1)                    Time of Essence. Time is of the essence of each provision of this Lease.

70.2)                    Landlord’s Consent Except as may otherwise be expressly stated in their Lease, any consent required by Landlord under this Lease must be granted in writing and must be withheld or conditioned by Lessor in its reasonable discretion.

70.3)                    Severability. It is agreed that, if any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of the Lease and all such other provisions shall remain in full force and effect. It is the intention of the parties hereto that, if any provisions of this Lease is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

70.4)                    Warranty of Authority. If Lessee is a corporation, the person or persons executing this Lease on behalf of Lessee hereby covenant and warrant as of the Effective Date that: (a) Lessee is a duly constituted corporation, qualified to do business in the state where the Center is located; (b) Lessee has paid all applicable franchise and corporate taxes, and (c) Lessee will file when due all future forms, reports, fees and other documents necessary to comply with applicable laws.

70.5)                    Right to Lease. Lessor reserves the absolute right to effect such other tenancies in the Center as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interest of the Center. Lessee does not rely on the fact, nor does Lessor represent, that there shall be any specific occupants or number of occupants of space in the Center after the Effective Date.

70.6)                    Waiver of Rights of Redemption. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Lessee is evicted or dispossessed for any cause or in the event Lessor obtains possession of the Premises by reason of the violation by Lessee of any of the terms, covenants and conditions of this Lease or otherwise. The rights given to Lessor herein are in addition to any rights that may be given to Lessor by any statute or otherwise.

70.7)                    Flood/Flood Disaster Disclosure. Lessee is hereby advised that the subject property may be located with a Flood Area and that the Lessor or possible previous Lessor may have received Federal Flood Assistance in the past. Lessee hereby agrees to investigate the matter, including the availability of Flood Insurance and agrees to accept the premises with this understanding. Additionally, Lessee agrees to hold harmless and free from any liability, and to indemnify the Lessor, Lessor agent and Lessor property manager from any loss or liability resulting therefrom.

70.8)                    Earthquake and Seismic Hazard Area. Lessee is hereby advised that the subject property is located within an Earthquake and Seismic Hazard Area and that Lessor does not maintain Earthquake Insurance on the building. Lessee accepts the premises with this knowledge and understands that it is the Lessee responsibility to investigate this matter, and to obtain insurance coverage on Lessee’s personal property. Lessee holds harmless and free of any liability, and will indemnify, the Lessor, Lessor agents and property manager, for any loss or liability resulting therefrom.

70.9)                    Agency Disclosure. Lessor advises Lessee that Lessor has retained professional advice in connection with this Lease.  Lessor recommends that Lessee obtain professional advise and to engage legal counsel for Lessee’s own representation.

EXHIBITS, SUPPLEMENTS AND ADDENDUMS

The attached Exhibits and Addendum’s are incorporated herein:

LEASE EXHIBIT’A’	LEASE EXHIBIT”B”	LEASE EXHIBIT “C”	LEASE EXHIBIT “D”

PERSONAL GUARANTEE                 None

ADDENDUM           1                               PERCENTAGE RENTAL AGREEMENT           None

IN WITNESS WHEREOF, the above-named parties hereto have: A) set their hands the date first hereinabove written, B) acknowledge receipt of a copy hereof, and C) have read, understand and agree to all of the above.

LESSOR:		LESSEE:

John A. Crivello Family Partnership, L. P.		Monterey County Bank

By:	/s/John A. Crivello	By:	/s/Charles T. Chrietzberg, Jr.
John A. Crivello, General Partner		Charles Chrietzberg, C. E. O.

Dated: July 12, 2004		Dated: July 12, 2004

Lease Exhibit “A”

Lessor:	John A. Crivello Family Partners, L.P.

Lessee:	Monterey County Bank

Demised Premises:	Suite 301 Webster Street, Monterey, California

Floor Area:	Approximately 1500 rentable square feet

Share of CAM and other
Expenses:	32% (included in fixed CAM through 8/31/2006)

Term of Lease:	Two years, two months

Date of Commencement:	July 1, 2004

Date of Expiration:	August 31, 2006

Rental:	Fixed Rent as of July 1, 2004:	$3,000.00
	CAM fixed charge:	$ 450.00
	Estimated: MRWPCA	$ included
Estimated Utility
	Reimbursement:	$ included
Total Due per month as of
July1, 2004 (subject to
	adjustment as per Lease:	$3,450.00

Security Deposit:	Total of $3,000.00

Property Taxes:	32% (Included in Fixed CAM through 8/31/2006)

Insurance:	32% (Included in Fixed CAM through 8/31/2006)

CAM/Mgt	32% (Included in Fixed CAM through 8/31/2006)

Purpose:	Office Space

Additional Insured:	John A. Crivello Family Partners, L.P.

Address for Notices:	Lessor at: Post Office Box 3311, Monterey, CA. 93942

Lessee at: 301 Webster Street, Monterey, California 93940
With copy to: 601 Munras Avenue,
Monterey, CA. 93940

Lessor: John A. Crivello Family Partners, L.P.

	By:	/s/John A. Crivello
John A. Crivello, General Partner

Lessee: Monterey County Bank

	By:	/s/Charles T. Chrietzberg, Jr.
Charles Chrietzberg, Jr., C. E. O.

July , 2004

LEASE EXHlBIT “B”

The Demised Premises consist of that portion of the center marked on he attached Exhibit ”C” as Suite 301.  The Demised Premises are a portion of the following described property in the city of Monterey, County of Monterey, State of California:

Beginning at the Southwesterly corner of Lot 2 in Block D, said corner being the intersection of the easterly line of Houston Street with the Northerly line of Webster Street, as said Lot and Block and said streets are shown on page 28 of the Map Book entitled :”Block Book of the City of Monterey, Monterey County, California compiled by H. D. Severance, 1913”:, a copy of which Block Book was filed in the Office of the County Recorder of the County of Monterey on October 22, 1915, thence Easterly along said Northerly line of Webster Street

1.               N. 74 degrees, 18’1”; 110 feet (at 70 feet the Southwesterly corner of said Lot 1) to a ½” iron pipe at the Southerly edge of a concrete wall; thence Northerly leaving said line of Webster Street

2.               N. 13 degrees 50” W, 117.65 feet (at 6.01 feet a 2”x2” stake, at 44.39 , a cross in brick walk, at 80.39 feeet a cross in brick wall) to a 2”x2” stake), thence Westerly running parallel with the Northerly line of Lots 5 and 6 in said Block D

3.               S. 76 degrees 09” W, 104.19 feet ( at 74.42 feet a 1”x2” stake, at 102.99 feet a 2” x 2” stake) to a lead plug in concrete wall footing, marking a point on said Easterly line of Houston Street, said line here being the Westerly line of Lot 3 in said Block D; hence Southerly along said line of Houston Street.

4.               S. 11 degrees 07” E, 121.35 feet ( at 51.35 feet the mutual corner of said lots 3 and 1) to the point of beginning, and comprising portions of Lots 1, 2, 3, and 4 in said Block D.

Exhibit C

Exhibit D

Exhibit "D"

ARREGO STREET
321
RR
WEBSTER STREET
PARKING LOT
301
Wall
landscaping

ADDENDUM 1

CONDITIONAL

OPTION TO EXTEND TERM

First Option

If Lessee is not in default in the performance of any of Lessee’s obligations hereunder, Lessor hereby grants to Lessee an option to extend the term of this Lease, subject to (a), the terms and conditions hereof, specifically including but not limited to, the provisions of Article 6 hereof “Adjustments to Fixed Rent”, and (b), provided that Lessor shall have no obligation to make any improvements to the premises, for an additional period of five (5) years commencing on September 1, 2006 and expiring on August 31, 2011.

To exercise Lessee’s option, Lessee shall give to Lessor notice in writing by registered or certified mail, postage prepaid with return receipt requested, addressed to Lessor at Lessor’s address for notices provided herein, not sooner than six (6) months prior to the expiration of the original or extended term hereof, and not later than four (4) months prior to the expiration of the original or extended term hereof.

Upon receipt of the notice of Lessee’s exercise of said option, Lessor and Lessee shall endeavor to reach an agreement upon the Fixed Rent for such option period.  If such agreement cannot be accomplished sixty (60) days prior to the date on which the term of said option period commences, the option right is hereby terminated unless prior thereto either party shall deliver a notice advising that the parties have reached an impasse with respect to the determination of the Fixed Rent for such option period.

In such an event, within five (5) business days of the delivery of such notice, the party who shall have received the notice shall deliver a list of three independent licensed real estate agents or brokers who shall have not less than ten (10) years recent experience in the leasing of commercial properties and space similar to the demised premises. The other party within five (5) business days of receipt, shall select one of the three agents or brokers in such list, or if none of the three is acceptable, shall propose up to three agents or brokers acceptable to that party.  If no agreement can be reached on the agent or broker within ten (10) business days of such notice, then either party may request that the Superior Court of the State of California, or some other court of the State of California, determine an acceptable agent or broker.

. Such agent or broker shall have the authority only to determine the Fair Market Rental for the Demised Premises taking into account all of the other terms of the Lease, specifically including, but not limited to, the provisions of this Addendum 1.  Such agent or broker shall have no authority to modify, amend or change any of the terms of the Lease. Such agent or broker must agree to, and shall render his or her opinion as to Fair Market Value of the Demised Premises in writing to each of the parties within twenty (20) days of his or her appointment.  Each party shall be entitled to make presentations, provide data or otherwise set forth its position as to the appropriate Fixed Rent for the option period.

Lessee agrees to permit a “For Lease” sign in the window of the premises, if agreement is not reached, as provide above.

Notwithstanding the above:

a.               The limitation on CAM charges provided for in the Lease shall not be applicable in the extension period, and Lessee shall be fully responsible for its share of all CAM charges as provided in the Lease such that the lease shall be “triple net”, and

b.              In no event shall the Fixed Rent to be paid upon the commencement of the term of the extention period be less than the amount of Fixed Rent payable by Lessee for the month prior to the effective date of such extension.

Second Option

Provided that the first extension option has been properly exercised by Lessee, subject again to all of the provisions of the Lease, and of this Conditional Option to Extend Term, Lessee shall have a further option to extend the term of this lease for an additional five (5) years commencing September 1, 2011 and expiring August 31, 2016. All of the terms of the Lease and of the Conditional Option to Extend Term, including but not limited to the notice provisions and the provisions of Article 6 “Adjustment of Fixed Rent” shall be fully applicable in the second extension period.  The Fixed Rent to be paid during this second extension period shall not be less than the Fixed Rent payable by Lessee during the last month of the first extension period, and Lessee shall be fully responsible for its share of CAM charges, such that the Lease shall be “triple net”.

Lessee shall have no further rights to extend the Lease unless and until an additional addendum to lease so providing has been executed by Lessor and Lessee.

Lessor:		Lessee:

John A. Crivello Family Partnership, L.P.		Monterey County Bank

By:	/s/John A. Crivello	By:	/s/Charles T. Chrietzberg, Jr.
John A. Crivello, General Partner		Charles Chrietzberg, Jr., C.E.O.

July 12, 2004		July 12, 2004